UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2016

R. R. DONNELLEY & SONS COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4694	36-1004130
(Commission File Number)	(IRS Employer Identification No.)

35 West Wacker Drive,
Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(312) 326-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 14, 2016, R. R. Donnelley & Sons Company (“RR Donnelley”) announced that its board of directors has approved the distribution to its shareholders of 80.75% of the outstanding shares of LSC Communications, Inc. (“LSC Communications”), a publishing and retail-centric print services and office products company, and 80.75% of the outstanding shares of Donnelley Financial Solutions, Inc. (“Donnelley Financial”), a financial communications and data services company (collectively, the “Distributions”), which will result in three distinct, publicly traded companies. Each RR Donnelley shareholder of record as of the close of business on September 23, 2016 (the “Record Date”) will receive, effective 12:01 a.m. ET on October 1, 2016 (the “Distribution Date”), one share of LSC Communications common stock and one share of Donnelley Financial common stock for every eight shares of RR Donnelley common stock held as of the Record Date. RR Donnelley intends to dispose of its remaining ownership interest in each of LSC Communications and Donnelley Financial within 12 months of the Distributions. The RR Donnelley board also approved the implementation of a 1:3 reverse stock split for RR Donnelley common stock (the “Reverse Stock Split”), which was previously approved by RR Donnelley’s shareholders at the annual meeting in May 2016 and will become effective immediately following the Distributions on October 1, 2016.

The press release announcing these matters is attached as Exhibit 99.1 hereto.

Distribution of LSC Communications Common Stock and Donnelley Financial Common Stock

The Distributions will be made pursuant to the terms of a Separation and Distribution Agreement (the “Separation Agreement”) to be entered into among RR Donnelley, LSC Communications and Donnelley Financial. The Separation Agreement sets forth, among other things, the agreements among RR Donnelley, LSC Communications and Donnelley Financial regarding the principal transactions necessary to effect the Distributions. A summary of certain provisions of the Separation Agreement can be found in the information statements filed as Exhibit 99.1 to the Registration Statements on Form 10 of LSC Communications and Donnelley Financial (the “Registration Statements”) filed with the Securities and Exchange Commission (the “SEC”) under the section entitled “Certain Relationships and Related Party Transactions,” which is incorporated by reference herein. The description of the Separation Agreement set forth hereunder is qualified in its entirety by reference to the terms and conditions of the Separation Agreement, a form of which is filed as Exhibit 2.1 to the Registration Statements.

In addition to the Separation Agreement, RR Donnelley, LSC Communications and Donnelley Financial, as applicable, will enter into certain ancillary agreements, including a Tax Disaffiliation Agreement; Patent Assignment and License Agreement; Trademark Assignment and License Agreement; Data Assignment and License Agreement; Software, Copyright and Trade Secret Assignment and License Agreement; Transition Services Agreements; Stockholder and Registration Rights Agreement and certain other agreements in connection with the Distributions. A summary of certain features of these agreements can be found in the information statements attached to the Registration Statements under the section entitled “Certain Relationships and Related Party Transactions,” which is incorporated by reference herein. The descriptions of these agreements are qualified in their entirety by reference to the terms and conditions of such agreements, forms of which are filed as exhibits to the Registration Statements.

All shareholders of RR Donnelley are urged to read the aforementioned agreements carefully and in their entirety. The descriptions of the aforementioned agreements have been included to provide you with information regarding their terms. They are not intended to provide any other factual information about RR Donnelley, LSC Communications or Donnelley Financial.

The completion of the Distributions is subject to the satisfaction or waiver of a number of conditions, including the Registration Statements being declared effective by the SEC, receipt of tax opinions regarding the tax-free nature of the distributions, completion of certain financing transactions, certification to list for each entity by the New York Stock Exchange and certain other conditions described in the information statements included in the Registration Statements and in the agreements filed as exhibits thereto. RR Donnelley, LSC Communications and Donnelley Financial expect all conditions to the distribution to be satisfied on or before the distribution date.

RR Donnelley Reverse Stock Split

The Reverse Stock Split will become effective on October 1, 2016, immediately following the Distributions. No fractional shares of RR Donnelley common stock will be distributed to RR Donnelley’s shareholders in connection with the Reverse Stock Split. Instead, RR Donnelley’s transfer agent will aggregate all fractional shares and sell them as soon as practicable after the Reverse Stock Split at the then-prevailing prices on the open market. After the transfer agent’s completion of such sale, such shareholders will receive a cash payment in an amount equal to their respective pro rata share of the total net proceeds of that sale. Receipt of cash instead of fractional shares will not be tax free.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release issued by R. R. Donnelley & Sons Company on September 14, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: September 14, 2016	By:	/s/ Suzanne S. Bettman
	Name:	Suzanne S. Bettman
	Title:	Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer